UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

PAGEFLEX INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54620	45-3751691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Nickerson Road, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 520-8400

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 6, 2013, Pageflex Inc., formerly Marlborough Software Development Holdings Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Pageflex Acquisitions, Inc. (“Pageflex Acquisitions”), a special purpose company formed for the purposes of effecting the merger. Under the Agreement and Plan of Merger between the Company and Pageflex Acquisitions dated August 20, 2013 (the “Merger Agreement”), Pageflex Acquisitions merged with and into the Company, the separate corporate existence of Pageflex Acquisitions then ceased and the Company became the surviving corporation of the Merger.

At the effective time and as a result of the Merger, each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive $0.091 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). The aggregate purchase price to be paid by the surviving corporation to the former common stockholders of the Company is approximately $982,946 in cash. No stockholders reserved their appraisal rights with respect to the Merger in accordance with Section 262 of the Delaware General Corporation Law.

At the effective time and as a result of the Merger, each share of the Company’s 6.5% Series A Redeemable Preferred Stock (“Series A Preferred Stock”) issued and outstanding immediately prior to the effective time of the Merger remained outstanding following the Merger as shares of Series A Preferred Stock of the surviving corporation.

At the effective time and as a result of the Merger, each option to acquire the Company’s Common Stock outstanding immediately prior to the effective time of the Merger was cancelled.

As a result of the Merger and in accordance with the Merger Agreement, the Company, as the surviving corporation, changed its name to Pageflex Inc. (in its capacity as the surviving corporation, “Pageflex”). Pageflex became a private company, owned by the shareholders of the former Pageflex Acquisitions and the holders of the Company’s Series A Preferred Stock.

The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors and its stockholders. The Company’s stockholders approved the Merger Agreement at a special meeting of the stockholders held on December 6, 2013.

Pageflex has engaged Computershare Trust Company to act as Exchange Agent for the transaction and the shareholders of record for the Company will receive instructions on exchanging their shares for the Merger Consideration.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2013, the Company notified The Financial Industry Regulatory Authority (“FINRA”) that the Merger had been completed, and requested that its shares be delisted from the Over the Counter Bulletin Board (the “OTCBB”). As of the end of the business day on December 9, 2013, the shares were delisted. The Company intends to file with the Securities and Exchange Commission a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Common Stock under Section 12(g) of Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger and in accordance with the Merger Agreement, the Company, as the surviving corporation, changed its name to Pageflex Inc. (in its capacity as the surviving corporation, “Pageflex”). The Company’s stockholders approved the Merger Agreement at a special meeting of the stockholders held on December 6, 2013 and at the effective time of the Merger (the “Effective Time”), the Company became a private company, owned by the shareholders of the former Pageflex Acquisitions and the holders of the Company’s 6.5% Series A Redeemable Preferred Stock.

The Merger Consideration was funded from the initial capital contributions in the former Pageflex Acquisitions by its shareholders.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As a result of the Merger and in accordance with the Merger Agreement members of the board of directors of the former Pageflex Acquisitions immediately prior to the Merger became the directors of the surviving corporation, replacing all of the Company’s directors immediately prior to the Merger, except for Amos Kaminski, whose terms ended at the Effective Time. As of the Effective Time the directors of Pageflex are Pinhas Romik, Roni A. Einav, and Amos Kaminski.

Messrs. Romik and Kaminski and a company owned by Mr. Einav and his wife were stockholders of Pageflex Acquisitions, the other party to the Merger Agreement with the Company described in Item 2.01.

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the Effective Time, the Company’s Certificate of Incorporation was amended by the Certificate of Merger filed with the Delaware Secretary of State on December 6, 2013. The Certificate of Merger amends Article First of the Company’s Certificate of Incorporation to change the name of the surviving corporation to Pageflex Inc. A copy of the Certificate of Merger is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At the Effective Time, the Company’s By-laws were amended and restated at the Effective Time so that they read in their entirety as the By-laws of the former Pageflex Acquisitions read immediately prior to the Effective Time. A copy of the Company’s Amended and Restated By-laws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 6, 2013, the Company held a Special Meeting of Stockholders (the “Special Meeting”) to (i) adopt and approve the Merger Agreement and (ii) approve a proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement.

At the Special Meeting, the holders of a majority of the issued and outstanding Common Stock and Series A Preferred Stock of the Company, voting as a single class, and the holders of a majority of the issued and outstanding shares of the Company’s Series A Preferred Stock, voting as a separate class, voted on and approved the Merger Agreement. The voting results of the issued and outstanding Common Stock and Series A Preferred Stock voting as a single class were as follows: number of shares for 8,719,009; number of shares against 44,741; number of shares abstained 150; and number of broker non-votes 0. The voting results of the issued and outstanding shares of the Company’s Series A Preferred Stock, voting as a separate class are as follows: number of shares for 2,985,070; number of shares against 0; number of shares abstained 0; and number of broker non-votes 0.

Item 8.01	Other Events.

On December 9, 2013, the Company issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of August 20, 2013, between Marlborough Software Development Holdings Inc. and Pageflex Acquisition Inc. (incorporated by reference from the Current Report on Form 8-K filed by the Company on August 20, 2013). *

3.1	Certificate of Merger, dated and filed December 6, 2013.

3.2	Amended and Restated By-laws.

99.1	Press Release dated December 9, 2013.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.
(Registrant)

Date:	December 12, 2013

		By:	/s/ James P. Dore
James P. Dore
Executive Vice President and Chief Financial Officer